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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.


                                  FORM 8-K


                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)               April 1, 2005
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                           Consolidated Energy, Inc.
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           (Exact name of registrant as specified in its charter)



   Wyoming                       0-25951           86-0852222
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(State or other jurisdiction   (Commission     (IRS Employer
    of incorporation)          File Number)     Identification No.)



12508 West Atlantic Blvd., Coral Springs, FL                    33071
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(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code     (954) 575-1471
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Item 4.01 Changes in Registrant's Certifying Accountant

On April 1, 2005, Consolidated Energy, Inc. (the "Company") accepted the resignation of Clyde Bailey, PC ("Bailey"), as its independent auditor. The Company's acceptance of Bailey's resignation and subsequent engagement of Killman Murrell was approved by the Company's Board of Directors.

The reports of Bailey on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2003 and 2002, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's fiscal years ended December 31, 2003 and 2002, and in connection with the audit of the Company's consolidated financial statements for such periods, and for the period from January 1, 2004 to April 1, 2005, there were no disagreements between the Company and Bailey on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Bailey, would have caused Bailey to make reference to the subject matter of the disagreements in connection with its audit reports on the Company's consolidated financial statements.

The Company has provided Bailey with a copy of the above disclosures in response to Item 304(a) of Regulation S-B in conjunction with the filing of this Form 8-K. The Company requested that Bailey deliver to the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-B, and if not, stating the respects in which it does not agree. Bailey's letter is filed as Exhibit 16.1 hereto.

On April 1, 2005, the Company engaged Killman Murrell + Company, PC ("Killman Murrell"), as its successor independent audit firm. The engagement of Killman Murrell was approved by the Company's Board of Directors. Neither the Company, nor anyone acting on the Company's behalf, consulted Killman Murrell regarding any matters specified in Items 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S-B.


Item 9.01 Financial Statements and Exhibits

Exhibit 16.1 Letter of concurrence from Clyde Bailey, PC


SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2005

Consolidated Energy, Inc.

By:  /S/ David Guthrie
      David Guthrie, President